Exhibit 5.1

May 17, 2024

GameStop Corp.

625 Westport Parkway

Grapevine, Texas 76051

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to GameStop Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) being filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering by the Company from time to time, pursuant to Rule 415 under the Act, of an indeterminate amount of (i) shares of the Company’s Class A Common Stock, par value $0.001 per share (“Common Stock”), including Common Stock that may be issued upon the exercise of Warrants (as defined below) or conversion of Preferred Stock (as defined below); (ii) shares of the Company’s preferred stock, par value $0.001 per share (“Preferred Stock”), which may be issued in one or more series, including Preferred Stock that may be issued upon the exercise of Warrants; (iii) one or more series of Preferred Stock represented by depositary shares (“Depositary Shares”); (iv) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (“Warrants”); (vi) subscription rights (“Rights”) entitling the holders thereof to purchase shares of our Common Stock, Preferred Stock or Depositary Shares; and (vii) units consisting of Common Stock, Preferred Stock, Depositary Shares or Warrants, in any combination (“Units”).

The offering of Common Stock, Preferred Stock, Depositary Shares, Warrants, Rights and Units (collectively, the “Securities”) will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). All Depositary Shares will be issued by a Depositary (as defined below) under one or more deposit agreements (each, a “Deposit Agreement”), each between the Company and a financial institution identified therein as depositary (each, a “Depositary”), that creates legal, valid and binding obligations of the parties thereto (other than the Company), and evidenced by a depositary receipt. The Warrants may be issued pursuant to a warrant agreement (a “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named, as warrant agent. The Rights may be issued pursuant to a rights agreement (a “Rights Agreement”) to be entered into between the Company and a bank or trust company to be named, as rights agent. The Units may be issued pursuant to a unit agreement (a “Unit Agreement”) to be entered into between the Company and a bank or trust company to be named, as unit agent.

May 17, 2024

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

In expressing our opinions below, we have assumed that:

(a)	the Registration Statement (including any and all required post-effective amendments thereto) will comply with all applicable laws;

(b)

the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(c)	no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

(d)	a Prospectus Supplement describing the Securities offered thereby and the offering thereof and complying with all applicable laws will have been prepared and timely filed with the Commission;

(e)

the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s) and the organizational documents of the Company;

(f)

the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable Prospectus Supplement(s);

(g)

the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered;

May 17, 2024

(h)

the Securities offered and sold comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(i)

a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(j)

any Securities or other securities issuable upon conversion, exchange or exercise of any Security being offered and sold will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally; (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

We express no opinion as to (i) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency, (ii) any provision providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iii) any provision for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (iv) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (v) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (vi) any provision requiring the payment of interest on interest, (vii) the creation, validity, attachment, perfection, or priority of any lien or security interest, (viii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (ix) waivers of broadly or vaguely stated rights, (x) provisions for exclusivity, election or cumulation of rights or remedies, (xi) provisions authorizing or validating conclusive or discretionary determinations, (xii) grants of setoff rights, (xiii) proxies, powers and trusts, (xiv) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xv) provisions purporting to make a guarantor primarily liable rather than as a surety, (xvi) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation,

May 17, 2024

(xvii) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (xviii) compliance with any usury laws, (xix) the severability, if invalid, of provisions to the foregoing effect, (xx) the securities or “blue sky” laws of any state to the offer or sale of the Securities, and (xxi) the antifraud provisions of the securities or other laws of any jurisdiction.

We have also assumed, with your consent, that: (i) the Depositary Shares, Warrants, Rights, Units and the applicable Depositary Agreement, Warrant Agreement, Rights Agreement and Unit Agreement (collectively, the “Documents”) will each be duly authorized, executed and delivered by the parties thereto; (ii) each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms; and (iii) the status of each of the Documents as legally valid and binding obligations of the parties thereto will not be affected by any (a) breaches of, or defaults under, any agreements or instruments, (b) violations of any statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, any governmental authorities or other third parties.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

The Common Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company; and (b) the Common Stock has been duly issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

2.

The Preferred Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company; (b) a Certificate of Designations, Rights and Preferences or an amendment to the Charter authorizing and establishing the terms of the Preferred Stock will have been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and (c) the Preferred Stock has been duly issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

3.

The Depositary Agreement will constitute valid and binding obligations of the Company at such time as: (a) the applicable Depositary Agreement relating to the Depositary Shares has been duly authorized, executed and delivered by the Company and the applicable Depositary; (b) a series of Preferred Stock underlying a series of Depositary Shares (and subject to the assumption expressed in opinion paragraph 2 above) shall have been designated upon the filing of a Certificate of Designations, Rights and Preferences or an amendment to the Charter in the form and manner required by law; (c) the delivery of the Deposit Agreement and depositary receipts evidencing the Depositary Shares in the form provided by the Deposit Agreement shall have occurred; and (d) the Depositary Shares have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

May 17, 2024

4.

The Warrants will constitute valid and binding obligations of the Company at such time as: (a) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the applicable warrant agent; (b) the forms and the terms of the Warrants and their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and approved by appropriate action of the Company; (c) the Warrants have been duly executed and delivered by the Company and authenticated by the applicable warrant agent in accordance with the applicable Warrant Agreement; and (d) the Warrants have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

5.

The Rights will constitute valid and binding obligations of the Company at such time as: (a) the applicable Rights Agreement relating to the Rights has been duly authorized, executed and delivered by the Company and the applicable rights agent; (b) the forms and the terms of the Rights and their issuance and sale have been duly established in conformity with the applicable Rights Agreement and approved by appropriate action of the Company; (c) the Rights have been duly executed and delivered by the Company and authenticated by the applicable rights agent in accordance with the applicable Rights Agreement; and (d) the Rights have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

6.

The Units will constitute valid and binding obligations of the Company at such time as: (a) the applicable Unit Agreement relating to the Units has been duly authorized, executed and delivered by the Company and the applicable unit agent; (b) the terms of the Units (including the Securities underlying the Units) and their issuance and sale have been duly established in conformity with the applicable Unit Agreement and approved by appropriate action of the Company; (c) the Units (and the Securities underlying the Units) have been duly executed and delivered by the Company and authenticated by the applicable unit agent in accordance with the applicable Unit Agreement; and (d) the Units have been issued and paid for as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement and any and all post-effective amendments thereto are effective.

We are members of the Bar of the State of New York. We do not express any opinion as to the effect of any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, as in effect on the date hereof.

May 17, 2024

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Olshan Frome Wolosky LLP
OLSHAN FROME WOLOSKY LLP